Exhibit 99.1

News Release

For immediate release:

Contact:	Investors	Media
	Wayne Wasechek	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2024 Results

SPOKANE, Wash., January 27, 2025 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) today reported net income of $5.2 million, or $0.07 per diluted share, on revenues of $258.1 million for the quarter ended December 31, 2024. Net loss was $0.1 million, or $0.00 per diluted share, on revenues of $254.5 million for the quarter ended December 31, 2023.

Net income for the full year 2024 was $21.9 million, or $0.28 per diluted share, on revenues of $1.1 billion. Net income for the full year 2023 was $62.1 million, or $0.77 per diluted share, on revenues of $1.0 billion. Excluding after tax special items consisting of gain on insurance recoveries and CatchMark merger-related expenses, adjusted net income was $35.0 million, or $0.43 per diluted share, for 2023.

2024 Highlights

•
Generated Total Adjusted EBITDDA of $232.1 million and Total Adjusted EBITDDA margin of 22%
•
Completed the Waldo, Arkansas sawmill expansion and modernization project
•
Sold 34,100 acres of four-year average age Southern timberlands for $57 million or $1,700 per acre
•
Acquired 16,000 acres of high-quality mature Southern timberlands for $31 million or $1,900 per acre
•
Repurchased 847,000 shares for $35 million, or $41 per share
•
Refinanced $176 million in debt during 2024 at below market rates
•
Maintained strong liquidity of $451 million as of December 31, 2024

“I am pleased with our performance across all our business segments in 2024, especially against challenging market conditions,” said Eric Cremers, President and Chief Executive Officer. “Our results reflect the strong performance of our Real Estate business and the stability provided by our Timberland operations. Additionally, we successfully achieved several strategic initiatives for the year, highlighted by the completion of the expansion and modernization project at our Waldo, Arkansas sawmill. In 2024, our balanced and disciplined capital allocation strategy focused on returning $177 million in capital to our shareholders through our quarterly dividend and value-enhancing share repurchases, investing in high-return capital projects and making an accretive timberland acquisition. As we look ahead in 2025, while ongoing challenges to housing affordability continue to create headwinds, we are optimistic about the prospects of improving lumber markets and remain confident in the demand fundamentals that drive growth in our businesses. With a strong balance sheet and a continued focus on operational excellence, we believe we are well-positioned to drive sustainable, long-term value for our shareholders,” stated Mr. Cremers.

Financial Highlights

(in millions, except per share data - unaudited)	Q4 2024	Q3 2024	Q4 2023
Revenues	$258.1	$255.1	$254.5
Net income (loss)	$5.2	$3.3	$(0.1)
Weighted average shares outstanding, diluted (in thousands)	78,608	79,277	79,630
Net income (loss) per diluted share	$0.07	$0.04	$—

Adjusted Net Income (Loss)[1]	$5.2	$3.3	$(0.1)
Adjusted Net Income (Loss) Per Diluted Share[1]	$0.07	$0.04	$—

Total Adjusted EBITDDA[1]	$53.3	$45.9	$40.7
Total Adjusted EBITDDA Margin[1]	20.7%	18.0%	16.0%
Dividends per share	$0.45	$0.45	$0.45
Net cash from operations	$45.4	$26.5	$41.8
Cash and cash equivalents	$151.6	$161.1	$230.1

1 Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Diluted Share, Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures. Refer to "Non-GAAP Measures" and Non-GAAP Reconciliations below for more information and reconciliations to GAAP, where applicable.

Business Performance: Q4 2024 vs. Q3 2024

Timberlands

Fourth Quarter 2024 Highlights

•
Timberlands Adjusted EBITDDA decreased $1.8 million from Q3 2024
•
Northern harvest volumes decreased due to normal seasonality
•
Northern sawlog prices increased primarily due to higher indexed sawlog prices
•
Southern sawlog and pulpwood prices were relatively stable

(in millions - unaudited)	Q4 2024	Q3 2024	$ Change
Timberlands Revenues	$95.3	$105.1	$(9.8)

Timberlands Adjusted EBITDDA[1]	$34.0	$35.8	$(1.8)

1 Refer to Segment Information below for additional information.

Wood Products

Fourth Quarter 2024 Highlights

•
Wood Products Adjusted EBITDDA increased $18.4 million from Q3 2024
•
Average lumber prices increased 11% to $445 per thousand board feet (MBF) in Q4 2024
•
Lower per-unit manufacturing costs primarily due to increased production at the Waldo sawmill following the restart in Q3 2024 related to the expansion and modernization project
•
Log costs decreased primarily due to improved log recovery

(in millions - unaudited)	Q4 2024	Q3 2024	$ Change
Wood Products Revenues	$160.3	$139.4	$20.9

Wood Products Adjusted EBITDDA[1]	$8.8	$(9.6)	$18.4

1 Refer to Segment Information below for additional information.

Real Estate

Fourth Quarter 2024 Highlights

•
Real Estate Adjusted EBITDDA decreased $12.4 million from Q3 2024
•
Sold 5,919 acres of rural land at an average price of $2,923 per acre
•
Sold 45 residential lots at an average price of $101,400 per lot

(in millions - unaudited)	Q4 2024	Q3 2024	$ Change
Real Estate Revenues	$25.1	$38.7	$(13.6)

Real Estate Adjusted EBITDDA[1]	$19.4	$31.8	$(12.4)

1 Refer to Segment Information below for additional information.

Non-GAAP Measures

This press release includes certain financial measures that are not in accordance with accounting principles generally accepted in the United States (GAAP). Management believes that these non-GAAP measures, when read in conjunction with our GAAP financial statements, provide useful information to investors and other interested parties as described below. The presentation of these non-GAAP financial measures should be considered only as supplemental to, are not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may not be the same as or comparable to other similarly titled non-GAAP measures presented by other companies due to potential inconsistencies in methods of calculation.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share are non-GAAP measures that represent GAAP net income (loss) and GAAP net income (loss) per diluted share before certain items, net of tax, that management believes impact the ability to compare the performance of our business, either period-over-period or with other businesses.

Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures that remove the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis and can be used to evaluate the operational performance of assets under management.

We define Total Adjusted EBITDDA Margin as Total Adjusted EBITDDA divided by Revenues.

Reconciliations of Total Adjusted EBITDDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share to their most comparable GAAP measures are set forth in the accompanying “Non-GAAP Reconciliations” at the end of this release.

Conference Call Information

A live conference call and webcast will be held Tuesday, January 28, 2025, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2008 for U.S./Canada and 1-646-960-0306 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the above website.

A replay of the conference call will be available two hours following the call until February 4, 2025 by calling 1-800-770-2030 for U.S./Canada or 1-609-800-9909 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic Corporation (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) with ownership of 2.1 million acres of timberlands in Alabama, Arkansas, Georgia, Idaho, Louisiana, Mississippi and South Carolina. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to corporate responsibility. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s revenues, costs, expenses and liquidity; disciplined and opportunistic capital allocation strategy; long-term housing fundamentals; housing affordability; demand for lumber; and similar matters. Words such as “believe,” “continue,” “look ahead,” “ongoing,” “prospects,” and similar expressions are intended to identify such forward-looking statements. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, such as changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies and effects on our customers and suppliers; changes in interest rates; credit availability and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in foreign demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; fires at our facilities and on our timberland and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; our ability to achieve the expected returns on our capital investments in our facilities; our ability to participate in the natural climate solutions and forest carbon sequestration markets; the successful execution of the company’s strategic plans and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2024	2024	2023	2024	2023
Revenues	$258,147	$255,131	$254,503	$1,062,076	$1,024,075
Costs and expenses:
Cost of goods sold	223,483	227,556	233,862	945,672	899,578
Selling, general and administrative expenses	21,330	20,403	20,612	83,212	75,730
CatchMark merger-related expenses	—	—	—	—	2,453
Gain on fire damage	—	—	—	—	(39,436)
	244,813	247,959	254,474	1,028,884	938,325
Operating income	13,334	7,172	29	33,192	85,750
Interest expense, net	(10,874)	(9,635)	(8,435)	(28,923)	(24,218)
Non-operating pension and other postretirement employee benefits	201	200	(229)	803	(914)
Other	1,767	1,516	629	3,115	1,267
Income (loss) before income taxes	4,428	(747)	(8,006)	8,187	61,885
Income taxes	766	4,056	7,866	13,689	216
Net income (loss)	$5,194	$3,309	$(140)	$21,876	$62,101

Net income (loss) per share:
Basic	$0.07	$0.04	$—	$0.28	$0.78
Diluted	$0.07	$0.04	$—	$0.28	$0.77
Dividends per share	$0.45	$0.45	$0.45	$1.80	$1.80
Weighted-average shares outstanding (in thousands):
Basic	78,458	79,173	79,630	79,236	79,985
Diluted	78,608	79,277	79,630	79,339	80,167

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

	At December 31,
(in thousands, except per share amounts)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$151,551	$230,118
Customer receivables, net	23,358	21,892
Inventories, net	82,926	78,665
Other current assets	41,295	46,258
Total current assets	299,130	376,933
Property, plant and equipment, net	408,913	372,832
Investment in real estate held for development and sale	50,809	56,321
Timber and timberlands, net	2,357,151	2,440,398
Intangible assets, net	13,861	15,640
Other long-term assets	175,579	169,132
Total assets	$3,305,443	$3,431,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$95,628	$82,383
Current portion of long-term debt	99,552	175,615
Current portion of pension and other postretirement employee benefits	5,098	4,535
Total current liabilities	200,278	262,533
Long-term debt	935,100	858,113
Pension and other postretirement employee benefits	76,272	67,856
Deferred tax liabilities, net	21,123	36,641
Other long-term obligations	35,000	35,015
Total liabilities	1,267,773	1,260,158
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value, 200,000 shares authorized and 78,684 and 79,365 shares issued and outstanding	78,684	79,365
Additional paid-in capital	2,315,176	2,303,992
Accumulated deficit	(470,331)	(315,291)
Accumulated other comprehensive income	114,141	103,032
Total stockholders’ equity	2,037,670	2,171,098
Total liabilities and stockholders' equity	$3,305,443	$3,431,256

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2024	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$5,194	$3,309	$(140)	$21,876	$62,101
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	26,729	25,893	30,827	113,098	121,154
Basis of real estate sold	13,348	12,905	9,768	86,870	31,392
Change in deferred taxes	(880)	(3,057)	(3,702)	(12,776)	(9,269)
Pension and other postretirement benefits	1,144	1,143	1,613	4,575	6,446
Equity-based compensation expense	2,542	2,946	2,643	11,010	9,115
Gain on fire damage	—	—	—	—	(39,436)
Amortization related to redesignated forward-starting interest rate swaps	2,806	2,674	2,624	10,766	10,329
Interest received under swaps with other-than-insignificant financing element	(7,170)	(7,536)	(6,995)	(29,673)	(25,646)
Other, net	(271)	(1,033)	(1,978)	(1,278)	(2,447)
Change in working capital and operating-related activities, net	6,011	(3,040)	(2,081)	(1,025)	(26,188)
Real estate development expenditures	(2,783)	(2,583)	(4,261)	(8,088)	(11,504)
Funding of pension and other postretirement employee benefits	(1,262)	(5,168)	(1,160)	(8,565)	(3,336)
Proceeds from insurance recoveries	—	—	14,645	1,680	36,400
Net cash from operating activities	45,408	26,453	41,803	188,470	159,111

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(11,713)	(25,575)	(67,848)	(63,891)	(95,916)
Timberlands reforestation and roads	(5,474)	(6,476)	(6,850)	(24,764)	(23,863)
Acquisition of timber and timberlands	(38)	(822)	(158)	(32,341)	(1,834)
Proceeds from property insurance	—	—	—	—	1,356
Interest received under swaps with other-than-insignificant financing element	6,700	7,010	6,478	27,634	23,757
Other, net	548	134	496	1,300	1,196
Net cash from investing activities	(9,977)	(25,729)	(67,882)	(92,062)	(95,304)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(35,408)	(35,486)	(35,715)	(142,350)	(143,595)
Repurchase of common stock	(7,604)	(3,508)	(13,605)	(35,017)	(25,011)
Proceeds from long-term debt	176,000	—	40,000	176,000	40,000
Repayment of long-term debt	(175,735)	—	(40,000)	(175,735)	(40,000)
Other, net	(2,090)	(943)	(789)	(5,269)	(3,104)
Net cash from financing activities	(44,837)	(39,937)	(50,109)	(182,371)	(171,710)
Change in cash, cash equivalents and restricted cash	(9,406)	(39,213)	(76,188)	(85,963)	(107,903)
Cash, cash equivalents and restricted cash at beginning of period	161,131	200,344	313,876	237,688	345,591
Cash, cash equivalents and restricted cash at end of period[1]	$151,725	$161,131	$237,688	$151,725	$237,688

[1]

Includes $0.2 million, $0.0 million, and $7.6 million at December 31, 2024, September 30, 2024, and December 31, 2023, respectively, that were or are intended to be reinvested in timber and timberlands and classified as restricted cash in Other current and long-term assets in the Condensed Consolidated Balance Sheets.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2024	2024	2023	2024	2023
Revenues
Timberlands	$95,285	$105,132	$97,414	$392,169	$411,077
Wood Products	160,335	139,412	150,100	601,924	635,672
Real Estate	25,089	38,701	27,909	170,629	87,988
	280,709	283,245	275,423	1,164,722	1,134,737
Intersegment Timberlands revenues	(22,562)	(28,114)	(20,920)	(102,646)	(110,656)
Other intersegment revenues	—	—	—	—	(6)
Consolidated revenues	$258,147	$255,131	$254,503	$1,062,076	$1,024,075

Adjusted EBITDDA[1]
Timberlands	$34,033	$35,824	$33,304	$138,729	$151,321
Wood Products	8,871	(9,581)	(6,488)	(7,654)	20,487
Real Estate	19,364	31,861	21,908	147,021	67,775
Corporate	(12,441)	(12,203)	(12,448)	(49,065)	(45,406)
Eliminations and adjustments	3,476	1	4,458	3,069	6,057
Total Adjusted EBITDDA	53,303	45,902	40,734	232,100	200,234
Interest expense, net[2]	(10,874)	(9,635)	(8,435)	(28,923)	(24,218)
Depreciation, depletion and amortization	(26,347)	(25,487)	(30,419)	(111,497)	(119,518)
Basis of real estate sold	(13,348)	(12,905)	(9,768)	(86,870)	(31,392)
CatchMark merger-related expenses	—	—	—	—	(2,453)
Gain on fire damage	—	—	—	—	39,436
Non-operating pension and other postretirement employee benefits	201	200	(229)	803	(914)
Loss on disposal of assets	(274)	(338)	(518)	(541)	(557)
Other	1,767	1,516	629	3,115	1,267
Income (loss) before income taxes	$4,428	$(747)	$(8,006)	$8,187	$61,885

Depreciation, depletion and amortization
Timberlands	$16,562	$16,778	$19,386	$67,755	$75,009
Wood Products	9,447	8,395	10,783	42,585	43,506
Real Estate	137	138	129	549	526
Corporate	201	176	121	608	477
	26,347	25,487	30,419	111,497	119,518
Bond discounts and deferred loan fees[2]	382	406	408	1,601	1,636
Total depreciation, depletion and amortization	$26,729	$25,893	$30,827	$113,098	$121,154

Basis of real estate sold
Real Estate	$13,348	$12,908	$9,802	$86,878	$31,431
Eliminations and adjustments	—	(3)	(34)	(8)	(39)
Total basis of real estate sold	$13,348	$12,905	$9,768	$86,870	$31,392

[1]	Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA in Non-GAAP Reconciliations.
[2]

Bond discounts, deferred loan fees, non-cash amortization related to redesignated forward swaps, and interest income are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Non-GAAP Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2024	2024	2023	2024	2023
Total Adjusted EBITDDA[1]
Net income (loss) (GAAP)	$5,194	$3,309	$(140)	$21,876	$62,101
Interest, net	10,874	9,635	8,435	28,923	24,218
Income taxes	(766)	(4,056)	(7,866)	(13,689)	(216)
Depreciation, depletion and amortization	26,347	25,487	30,419	111,497	119,518
Basis of real estate sold	13,348	12,905	9,768	86,870	31,392
CatchMark merger-related expenses	—	—	—	—	2,453
Gain on fire damage	—	—	—	—	(39,436)
Non-operating pension and other postretirement benefit costs	(201)	(200)	229	(803)	914
Loss on disposal of assets	274	338	518	541	557
Other	(1,767)	(1,516)	(629)	(3,115)	(1,267)
Total Adjusted EBITDDA	$53,303	$45,902	$40,734	$232,100	$200,234

Adjusted Net Income (Loss)[1]
Net income (loss) (GAAP)	$5,194	$3,309	$(140)	$21,876	$62,101
Special items after tax:
CatchMark merger-related expenses	—	—	—	—	2,453
Gain on fire damage	—	—	—	—	(29,577)
Adjusted Net Income (Loss)	$5,194	$3,309	$(140)	$21,876	$34,977

Adjusted Net Income (Loss) Per Diluted Share[1]
Net income (loss) per diluted share (GAAP)	$0.07	$0.04	$—	$0.28	$0.77
Special items after tax:
CatchMark merger-related expenses	—	—	—	—	0.03
Gain on fire damage	—	—	—	—	(0.37)
Adjusted Net Income (Loss) Per Diluted Share	$0.07	$0.04	$—	$0.28	$0.43

[1]	See "Non-GAAP Measures" for further details on management's use of these measures.